NOTE


April 29, 1993                                  $150,000.00
                                                Stamford, Connecticut


BORROWER'S PROMISE TO PAY

    1. In return for a loan that the undersigned has received, the undersigned, hereinafter referred to as the "Borrower", promises to pay One Hundred Fifty Thousand ($150,000.00) Dollars, (this amount to be called "principal"), to the order of American Maize-Products Company, the Lender. I understand that the Lender may transfer this Note. The Lender or anyone who takes this note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder".

INTEREST

    2. Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of 5.24%. The interest rate I will pay will not change during the term of this Note.

PAYMENTS

    3. (A) I will pay principal and interest by making payments each year. I will make three (3) equal annual payments of principal together with interest due on the outstanding principal balance on the anniversary date of this Note beginning on April 29, 1994. I will make these payments every year until I have paid all of the principal and interest that I may owe under this Note. My annual payments will be applied to interest before principal. If on April 29, 1996 I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "maturity date". I will make my payments at 250 Harbor Drive, Stamford, Connecticut 06902 or at a different place if required by the Note Holder.

    (B) My initial annual payment, due on April 29, 1994, will be in the amount of $57,860.

BORROWER'S FAILURE TO PAY AS REQUIRED

    4.  (A)  Late charge for Overdue Payments

    If the Note Holder has not received the full amount of any of Borrower's annual payments by the end of ten (10) calendar days after the date it is due, Borrower will pay a late charge to the Note Holder. The amount of charge will be four (4%) percent of Borrower's overdue payment.

    (B)  Notice from Note Holder

    If Borrower does not pay the full amount of each annual payment on time, the Note Holder may send notice telling Borrower that if it does not pay the overdue amount by a certain date, Borrower will be in default. That date must be at least 15 days after the date on which the notice is mailed to Borrower, if notice is not mailed, 15 days after the date on which it is delivered to the Borrower.

    (C)  Default

    If Borrower does not pay the overdue amount by the date stated in the notice described in (B) above, Borrower will be in default. If Borrower is in default, the Note Holder may require Borrower to pay immediately the full amount of principal which has not been paid and all the interest that Borrower owes on that amount.

    Even if, at a time when Borrower is in default, the Note Holder does not require Borrower to pay immediately in full as described above, the Note Holder will still have the right to do so if Borrower is in default at a later time.

    (D)  PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

    If the Note Holder has required Borrower to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

THIS NOTE SECURED BY A MORTGAGE

    5. In addition to the protections given to the Note Holder under this Note, a Mortgage, dated June 17, 1993 protects the Note Holder from possible losses which might result if Borrower does not keep the promises which Borrower made in this Note. That Mortgage describes how and under what conditions Borrower may be required to make immediate payment in full of all amounts that Borrower owes under this Note.




BORROWER'S PAYMENTS BEFORE THEY ARE DUE

    6. The Borrower has the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment". When Borrower makes a prepayment, Borrower will tell the Note Holder in a letter that Borrower is doing so. A prepayment of all of the unpaid principal is known as "full prepayment". A prepayment of only part of the unpaid principal is known as "partial prepayment".

    Borrower may make a full prepayment or a partial prepayment without paying any penalty. The Note Holder will use all of Borrower's prepayments to reduce the amount of principal that Borrower owes under this Note. Borrower may make a full prepayment at any time. If Borrower chooses to make a partial prepayment, the Note Holder may require Borrower to make the prepayment on the same day that one of Borrower's annual payments is due.

    At the time any prepayment is made the Borrower shall pay all interest which has accrued on the principal to the date of any such prepayment.

BORROWER'S WAIVERS

    7. Borrower waives its rights to require the Note Holder to do certain things. Those things are: (A) to demand payment of amounts due (known as "presentment"); (B) to give notice that amounts due have not been paid (known an "dishonor")' (C) to obtain an official certification of nonpayment (known as a "protest").

GIVING OF NOTICES

    8. Any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by certified mail addressed to Borrower at [Home Address]. A notice will be delivered or mailed to Borrower at a different address if Borrower gives the Note Holder a notice of new mailing address.

    Any notice that must be given to the Note Holder under this Note will be given or mailed by mailing it by certified mail to the Note Holder at the address stated in Section 3 above. A notice will be mailed to the Note Holder at a different address if Borrower is given a notice of that different address.

BORROWER'S ACKNOWLEDGEMENTS AND REPRESENTATIONS

    9. The Borrower, as an employee of the Lender, acknowledges and represents the following: (a) This loan is a term loan, the benefits of the interest arrangements of which are not transferrable by the Borrower, as an employee of the Lender, and are conditioned on the future performance of substantial services by the Borrower as said employee; (b) the Borrower certifies to the Lender that the Borrower reasonably expects to be entitled to and will itemize deductions for each year this loan is outstanding; and
(c) the proceeds of the loan shall be used by the Borrower only to purchase the new principal residence of the Borrower.

PROPERTY SECURING THIS NOTE

    10. This Note will be secured by a Mortgage on property located at [Home Address].


                                       /s/ Patric J. McLaughlin

                                       PATRIC J. MCLAUGHLIN




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